Exhibit 99.1

CONOLOG REPORTS RESULTS FOR FISCAL YEAR ENDED JULY 31, 2010

Somerville, NJ – December 1, 2010: Conolog Corporation (NASDAQ: CNLG) a provider of digital signal processing and digital security solutions to electric utilities worldwide, reported today its financial results for the fiscal year ended July 31, 2010 and restated financial results for the fiscal year ended July 31, 2009.

Operating Revenues: For the last two years the majority of the Company’s sales revenue has been generated from sales of the PDR-2000 and PTR-1500 Teleprotection products. For the fiscal year ended July 31, 2010 we had total product revenue sales of $1,178,673 compared to revenues of $1,485,298 for the fiscal year ended July 31, 2009, a decrease of $306,625 or 20%. The decline in sales revenues can be attributed to (a) a decrease of approximately $273,000 or 83% decline in the PTR-1500 products as customers are switching from old analog technical to digital technology, (b) A 7% decline in the PDR-2000 sales due to a delay in current projects by public utilities companies, (c) Telemetry sales decline of approximately $103,000 or 36% due natural rhythm of our markets, we expect this category to further decline in the coming years, (d) Military sales increased approximately $128,000 due to an unexpected military supply contract for current and next fiscal year.

          Sales changes by product line for the fiscal years ended July 31, 2010 and 2009.

Products sold	2010	% to total	2009	% to total	$ change	% chg

PDR-2000 digital teleprotection	749,500	64%	807,600	54%	(58,100)	-7.2%
PTR-1500 analog teleprotection	54,700	5%	328,100	22%	(273,400)	-83.3%
Telemetry equipment	181,350	15%	284,100	19%	(102,750)	-36.2%
Military Sales	170,500	14%	42,000	3%	128,500	306.0%
Spare parts	24,000	2%	25,000	2%	(1,000)	-4.0%
Freights	3,923	0%	5,800	0%	(1,877)	-32.4%
Discounts	(5,300)	0%	(7,302)	0%	2,002	-27.4%

Net Sales Revenues	1,178,673	100%	1,485,298	100%	(306,625)	-20.6%

Net Loss: The Company recorded a net loss of $24,910,756 for the fiscal year ended July 31, 2010, as compared to a net loss of $2,289,415 for fiscal year ended July 31, 2009. The increase in net loss of $22,621,341 can mainly be attributed to noncash transactions related to the subscription agreement entered into in 2009. A decline in sales of approximately $307,000, along with a decline in gross profit margin of approximately $213,000 also contributed to the increase in net loss. The Company reported a net loss applicable to common shares of ($5.36) per share for fiscal 2010, compared to a net loss applicable to common shares of ($2.36) per share, as restated for fiscal 2009.

LIQUIDITY AND CAPITAL RESOURCES

At July 31, 2010, the Company had total current assets of $1,859,984 and total current liabilities of $351,880, resulting in working capital of $1,508,104 compared to working capital of $598,825 at year ended July 31, 2009, as restated. The Company’s current assets consists of $713,005 in cash and cash equivalents, $826,079 in inventory, $248,297 in prepaid expenses and $67,603 in accounts receivable. Accounts receivable decreased from $245,980 at July 31, 2009 to $67,603 at July 31, 2010. This decline in our accounts receivable is the of result of lower sales in the last three months of our fiscal year due to a few customers delaying their sales orders until fiscal year 2011.

Cash expenditures have exceeded revenues for the prior year and Management expects this consumption of cash to continue into next year. Our operations have been and will continue to be funded from existing cash balances and private placements of equity. We are dependent on improved operating results and raising additional funds over the next twelve month period. There are no assurances that we will be able to raise additional funding. In the event that we are unable to generate sufficient cash flow or receive proceeds from offerings of debt or equity securities, the Company may be forced to curtail or cease it activities and/or operations.

OPERATING ACTIVITIES

Net cash used in operating activities was $1,636,745 for fiscal year ended July 31, 2010, as compared to net cash used in operating activities in the amount of $1,264,121 for fiscal year 2009, an increase of $372,624, this increase can be attributed to increase in cash use in paying down our accounts payable liabilities for approximately ($66,600), increased spending for inventory for approximately ($313,900) and an increased spending on cash prepaid expenses for approximately ($121,300) for an aggregate of approximately $365,400. Additionally, accounts receivable collections increased by approximately $178,000.

INVESTING ACTIVITIES

Net cash used in investing activities for the fiscal year ended July 31, 2010 was $22,781 for the purchase of manufacturing equipment. For fiscal year ended July 31, 2009 investing activities funded $600,182 from the redemption of a certificate of deposit.

FINANCING ACTIVITIES

Net cash provided by financing activities was $2,345,173 for the fiscal year ended July 31, 2010, as compared to $10,650 provided in fiscal year 2009. In fiscal year 2010 the Company received proceeds of $2,000,000 related to issuance of convertible debentures and $635,070 related to the exercise of warrants. The Company paid deferred loan costs of $291,507.

About Conolog Corporation
Conolog Corporation is a provider of digital signal processing and digital security solutions to electric utilities worldwide. The Company designs and manufactures electromagnetic products to the military and provides engineering and design services to a variety of industries, government organizations and public utilities nationwide. The Company’s INIVEN division manufactures a line of digital signal processing systems, including transmitters, receivers and multiplexers.

Contact: Conolog Corporation: Robert Benou, Chairman, 908/722-8081

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the Company’s products, increased levels of competition, new products introduced by competitors, and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. There can be no assurance that the Company’s revenue for the year ending July 31, 2011 will be more than its revenue for the year ended July 31, 2010. There can also be no assurance that the Company will find suitable growth opportunities.

CONOLOG CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
For the Years Ended July 31, 2010 and 2009

	2010	As Restated 2009

ASSETS
Current Assets:
Cash and cash equivalents	$713,005	$27,358
Accounts receivable, net of allowance	67,603	245,980
Inventory, net of reserve for obsolescence	826,079	587,782
Prepaid expenses	248,297	47,000
Current portion of note receivable	—	1,610
Other current assets	5,000	5,000

Total Current Assets	1,859,984	914,730

Property and equipment:
Machinery and equipment	1,357,053	1,357,053
Furniture and fixtures	430,924	429,765
Automobiles	34,097	34,097
Computer software	231,002	209,380
Leasehold improvements	30,265	30,265

Total property and equipment	2,083,341	2,060,560
Less: accumulated depreciation	(1,987,284)	(1,960,054)

Net Property and Equipment	96,057	100,506

Other Assets:
Deferred financing fees, net of amortization	382,132	—

Total Other Assets	382,132	—

TOTAL ASSETS	$2,338,173	$1,015,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$150,880	$217,455
Accrued expenses	201,000	64,132
Convertible debenture, net of discount, of $0 and $3,631 at July 2010 and 2009, respectively	—	34,318

Total Current Liabilities	351,880	315,905

Non-Current Liabilities:
Convertible debenture, net of discount of $720,687 and $0 at Jully 31, 2010 and 2009, respectively	279,313	—

Total Liabilities	631,193	315,905

Stockholders’ Equity:
Preferred stock, par value $.50; Series A; 4% cumulative; 500,000 shares authorized; 155,000 shares issued and outstanding at July 31, 2010 and 2009, respectively	77,500	77,500
Preferred stock, par value $.50; Series B; $.90 cumulative; 500,000 shares authorized; 1,197 shares issued and outstanding at July 31, 2010 and 2009, respectively	597	597
Common stock, par value $0.01; 30,000,000 shares authorized; 6,967,881 and 1,842,485 shares issued and outstanding at July 31, 2010 and 2009 respectively including 2 shares held in treasury	69,679	18,425
Contributed capital	78,088,878	52,221,727
Accumulated deficit	(76,397,940)	(51,487,184)
Treasury shares at cost	(131,734)	(131,734)

Total Stockholders’ Equity	1,706,980	699,331

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,338,173	$1,015,236

CONOLOG CORPORATION AND SUBSIDIARIES
Consolidated Statement of Operations
For the Years Ended July 31, 2010 and 2009

	2010	As Restated 2009

OPERATING REVENUES
Product revenue	$1,178,673	$1,485,298

Cost of product revenue
Materials and labor used in production	618,990	618,325
Obsolete inventory parts	75,564	169,712

Total Cost of product revenue	694,554	788,037

Gross Profit from Operations	484,119	697,261

Selling, general and administrative expenses
General and administrative	3,759,490	1,779,243
Research and development	139,951	368,331
Selling expenses	117,323	170,564

Total selling, general and administrative expenses	4,016,764	2,318,138

Loss Before Other Income (Expenses)	(3,532,645)	(1,620,877)

OTHER INCOME (EXPENSES)
Loss on derivative financial instruments	(18,958,801)	—
Beneficial conversion feature	(457,692)	—
Incremental consideration for modification of debt warrants	(107,863)	—
Interest expense	(44,546)	(102,379)
Interest income	3,630	16,265
Induced conversion cost	(150,201)	(621,880)
Bad debt for note receivable	—	(83,101)
Amortization of debt discount	(1,279,313)	(123,274)
Amortization of deferred financing fees	(520,656)	(128,108)

Total Other Income (Expense)	(21,515,442)	(1,042,477)

Net Loss before income tax benefit	(25,048,087)	(2,663,354)
Income tax benefit	137,331	373,939

NET LOSS APPLICABLE TO COMMON SHARES	(24,910,756)	(2,289,415)

NET LOSS PER BASIC AND DILUTED COMMON SHARE	$(5.36)	$(2.36)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	4,650,113	968,723 *

*Represents retroactive application of 1:5 reverse stock split.